Exhibit 99.1

IAC REPORTS Q2 2014 RESULTS

NEW YORK— July 30, 2014—IAC (Nasdaq: IACI) released second quarter 2014 results today.

SUMMARY RESULTS

$ in millions (except per share amounts)

	Q2 2014	Q2 2013	Growth
Revenue	$756.3	$799.4	-5%

Adjusted EBITDA	141.4	157.9	-10%
Adjusted Net Income	3.2	82.9	-96%
Adjusted EPS	0.04	0.95	-96%

Operating Income	95.7	106.7	-10%
Net (Loss) Income	(18.0)	58.3	NM
GAAP Diluted EPS	(0.22)	0.67	NM

See reconciliations of GAAP to non-GAAP measures beginning on page 10.

•                  Consolidated revenue declined 5% year-over-year, as solid growth at The Match Group and HomeAdvisor and strong growth at Vimeo were more than offset by declines at Search & Applications, the closure and sale of Newsweek print and digital and the restructuring of CityGrid Media.

•                  The Match Group revenue increased 8% as Dating paid subscribers grew 10% to 3.5 million globally.

•                  In the Media segment, Vimeo grew revenue over 45% versus the prior year and reached nearly 500,000 paid subscribers.

•                  Search & Applications revenue declined 7% driven by lower Applications revenue.  Websites revenue increased 1% and page views grew 8% to 8.5 billion.

•                  Consolidated Adjusted EBITDA declined 10% versus the prior year notwithstanding modest growth at The Match Group, primarily due to the revenue decline at Search & Applications and increased investment at Media.

•                  Net loss and Adjusted Net Income in the current year reflect the $66.6 million after-tax effect of the write-downs of certain investments.  These write-downs negatively impacted GAAP Diluted EPS and Adjusted EPS by $0.80 and $0.75, respectively.

•                  IAC increased its quarterly cash dividend over 40% to $0.34 per share; the dividend is payable on September 1, 2014 to IAC stockholders of record as of the close of business on August 15, 2014.

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DISCUSSION OF FINANCIAL AND OPERATING RESULTS

	Q2 2014	Q2 2013	Growth
	$ in millions
Revenue
Search & Applications	$395.7	$427.4	-7%
The Match Group	214.3	198.0	8%
Media	36.7	57.5	-36%
eCommerce	109.9	116.6	-6%
Intercompany Elimination	(0.3)	(0.1)	-187%
	$756.3	$799.4	-5%
Adjusted EBITDA
Search & Applications	$91.3	$102.4	-11%
The Match Group	69.4	67.7	2%
Media	(8.9)	(1.0)	-789%
eCommerce	4.5	4.5	1%
Corporate	(14.8)	(15.6)	5%
	$141.4	$157.9	-10%
Operating Income (Loss)
Search & Applications	$77.8	$89.3	-13%
The Match Group	61.2	53.1	15%
Media	(9.8)	(2.0)	-382%
eCommerce	0.0	(4.6)	NM
Corporate	(33.5)	(29.1)	-15%
	$95.7	$106.7	-10%

Search & Applications

Websites revenue increased 1% due to growth at About.com, the acquisition of the “Owned & Operated” website businesses of ValueClick, Inc. (acquired January 10, 2014) and the contribution of CityGrid Media, partially offset by a decline in revenue at Ask.com.  Applications revenue decreased primarily due to lower queries in B2B (our partnership operations), partially offset by query growth in B2C (our direct to consumer downloadable applications business).  Adjusted EBITDA decreased primarily due to lower revenue and the impact of the write-off of $4.3 million of deferred revenue in connection with the April 1, 2014 acquisition of SlimWare, partially offset by the contribution of the ValueClick businesses and CityGrid Media.

The Match Group

Dating revenue grew 7% driven by 6% growth in North America(1) and 8% growth in International(2).  Non-dating(3) revenue grew 84%.  The growth in revenue was driven by increased subscribers.  Adjusted EBITDA increased 2% due to higher revenue, partially offset by higher marketing expense at Dating and DailyBurn.  Operating income increased 15% as the prior year was negatively impacted by a $4.2 million contingent consideration fair value adjustment and the current year benefited from a $3.4 million year-over-year decrease in amortization of intangibles.

Note 1:  Includes Match.com, Chemistry, People Media, OkCupid and other dating businesses operating within the United States and Canada.
Note 2: Includes all dating businesses operating outside of the United States and Canada.

Note 3: Includes DailyBurn and Tutor.com.

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Media

Revenue decreased due to the impact of the closure of the Newsweek print business and the sale of the Newsweek digital business as well as timing of Electus projects, partially offset by continued strong growth at Vimeo.  The Adjusted EBITDA loss was larger than the prior year due to the favorable effect of certain items related to the Newsweek print closure in the prior year and increased Vimeo investment in the current year.

eCommerce

Revenue decreased due to the move of CityGrid Media to the Search & Applications segment.  Excluding the impact of CityGrid Media, revenue grew 12% driven mainly by HomeAdvisor.  Adjusted EBITDA increased slightly as the prior year included $4.8 million in severance costs related to the restructuring of CityGrid Media, partially offset by increased investment in the current year at HomeAdvisor.  Operating income increased $4.6 million, primarily due to a $3.5 million decrease in amortization of intangibles due principally to an impairment at CityGrid Media related to the restructuring in the prior year.

Corporate

Corporate Adjusted EBITDA loss decreased due to lower compensation costs and professional fees.  Corporate operating loss reflects an increase of $5.0 million in non-cash compensation expense due to higher forfeitures in the prior year and the issuance of equity awards since the prior year.

OTHER ITEMS

Earnings from continuing operations before income taxes includes $68.4 million of write-downs of certain investments.

Interest expense increased due the issuance of the 4.875% Senior Notes due 2018 in November 2013.

The effective tax rates for continuing operations in Q2 2014 and Q2 2013 were 251% and 40%, respectively, and the effective tax rates for Adjusted Net Income in Q2 2014 and Q2 2013 were 94% and 37%, respectively.  The Q2 2014 effective rates for continuing operations and Adjusted Net Income were higher than the statutory rate due primarily to the unbenefited loss associated with the write-downs of certain investments; excluding the effect of the write-downs, the tax rates for continuing operations and Adjusted Net Income in Q2 2014 would have been 40% and 38%, respectively, and were higher than the statutory rate due to state taxes and interest on tax reserves, partially offset by foreign income taxed at lower rates.

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LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2014, IAC had 83.4 million common and class B common shares outstanding.  As of July 25, 2014, the Company had 8.6 million shares remaining in its stock repurchase authorization.  IAC may purchase shares over an indefinite period on the open market and in privately negotiated transactions, depending on those factors IAC management deems relevant at any particular time, including, without limitation, market conditions, share price and future outlook.

As of June 30, 2014, IAC had $1.1 billion in cash and cash equivalents and marketable securities as well as $1.1 billion in long-term debt.  The Company has $300 million in unused borrowing capacity under its revolving credit facility.

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OPERATING METRICS

	Q2 2014	Q2 2013	Growth
SEARCH & APPLICATIONS (in millions)
Revenue
Websites (a)	$205.2	$203.6	1%
Applications (b)	190.5	223.8	-15%
Total Revenue	$395.7	$427.4	-7%

Websites Page Views (c)	8,535	7,916	8%
Applications Queries (d)	5,076	6,161	-18%

THE MATCH GROUP
Dating Revenue (in millions)
North America (e)	$138.1	$130.0	6%
International (f)	69.5	64.4	8%
Total Dating Revenue	$207.6	$194.3	7%

Dating Paid Subscribers (in thousands)
North America (e)	2,430	2,188	11%
International (f)	1,070	1,008	6%
Total Dating Paid Subscribers	3,500	3,196	10%

HOMEADVISOR (in thousands)
Domestic Service Requests (g)	1,887	1,785	6%
Domestic Accepts (h)	2,118	2,088	1%

International Service Requests (g)	281	274	2%
International Accepts (h)	362	345	5%

(a)         Websites revenue is principally composed of Ask.com, About.com, CityGrid Media, Dictionary.com, Investopedia.com and PriceRunner.com.

(b)         Applications revenue includes B2C, B2B and SlimWare.

(c)          Websites page views include Ask.com, About.com, CityGrid Media, Dictionary.com, Investopedia.com and PriceRunner.com.

(d)         Applications queries include B2C and B2B.

(e)          North America includes Match.com, Chemistry, People Media, OkCupid and other dating businesses operating within the United States and Canada.

(f)            International includes all dating businesses operating outside of the United States and Canada.

(g)         Fully completed and submitted customer service requests on HomeAdvisor.

(h)         The number of times service requests are accepted by service professionals.  A service request can be transmitted to and accepted by more than one service professional.

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DILUTIVE SECURITIES

IAC has various tranches of dilutive securities.  The table below details these securities as well as potential dilution at various stock prices (shares in millions; rounding differences may occur).

		Avg.
		Exercise	As of
	Shares	Price	7/25/14	Dilution at:

Share Price			$66.50	$70.00	$75.00	$80.00	$85.00

Absolute Shares as of 7/25/14	83.4		83.4	83.4	83.4	83.4	83.4

RSUs and Other	4.6		4.6	4.4	4.1	3.9	3.7
Options	7.1	$39.17	2.9	3.1	3.4	3.6	3.9

Total Dilution			7.5	7.5	7.5	7.5	7.6
% Dilution			8.2%	8.3%	8.3%	8.3%	8.3%
Total Diluted Shares Outstanding			90.9	90.9	90.9	90.9	90.9

CONFERENCE CALL

IAC will audiocast its conference call with investors and analysts discussing the Company’s Q2 financial results on Wednesday, July 30, 2014, at 8:30 a.m. Eastern Time.  This call will include the disclosure of certain information, including forward-looking information, which may be material to an investor’s understanding of IAC’s business.  The live audiocast will be open to the public at www.iac.com/investors.htm.

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GAAP FINANCIAL STATEMENTS

IAC CONSOLIDATED STATEMENT OF OPERATIONS

($ in thousands except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Revenue	$756,315	$799,411	$1,496,562	$1,541,660
Operating costs and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	211,100	272,822	420,294	528,671
Selling and marketing expense	272,786	247,153	571,498	490,067
General and administrative expense	109,719	103,515	204,535	199,239
Product development expense	38,357	34,052	77,373	69,169
Depreciation	15,257	17,036	30,075	31,052
Amortization of intangibles	13,406	18,137	25,385	32,215
Total operating costs and expenses	660,625	692,715	1,329,160	1,350,413

Operating income	95,690	106,696	167,402	191,247

Equity in losses of unconsolidated affiliates	(6,850)	(1,078)	(8,785)	(1,169)
Interest expense	(14,046)	(7,658)	(28,110)	(15,321)
Other (expense) income, net	(62,900)	(4)	(62,923)	1,654
Earnings from continuing operations before income taxes	11,894	97,956	67,584	176,411
Income tax provision	(29,889)	(39,416)	(51,274)	(65,162)
(Loss) earnings from continuing operations	(17,995)	58,540	16,310	111,249
Loss from discontinued operations, net of tax	(868)	(1,068)	(1,682)	(2,012)
Net (loss) earnings	(18,863)	57,472	14,628	109,237
Net loss attributable to noncontrolling interests	867	818	3,261	2,690
Net (loss) earnings attributable to IAC shareholders	$(17,996)	$58,290	$17,889	$111,927

Per share information attributable to IAC shareholders:
Basic (loss) earnings per share from continuing operations	$(0.21)	$0.71	$0.24	$1.36
Diluted (loss) earnings per share from continuing operations	$(0.21)	$0.69	$0.22	$1.31

Basic (loss) earnings per share	$(0.22)	$0.70	$0.22	$1.33
Diluted (loss) earnings per share	$(0.22)	$0.67	$0.20	$1.29

Dividends declared per common share	$0.24	$0.24	$0.48	$0.48

Non-cash compensation expense by function:
Cost of revenue	$459	$681	$451	$1,301
Selling and marketing expense	657	794	853	1,180
General and administrative expense	13,707	9,427	21,659	20,207
Product development expense	1,729	918	3,202	1,795
Total non-cash compensation expense	$16,552	$11,820	$26,165	$24,483

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IAC CONSOLIDATED BALANCE SHEET

($ in thousands)

	June 30,	December 31,
	2014	2013
ASSETS

Cash and cash equivalents	$987,326	$1,100,444
Marketable securities	81,611	6,004
Accounts receivable, net	223,436	207,408
Other current assets	185,059	161,530
Total current assets	1,477,432	1,475,386

Property and equipment, net	291,289	293,964
Goodwill	1,720,650	1,675,323
Intangible assets, net	470,361	445,336
Long-term investments	119,487	179,990
Other non-current assets	88,259	164,685
TOTAL ASSETS	$4,167,478	$4,234,684

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Accounts payable, trade	$58,569	$77,653
Deferred revenue	184,423	158,206
Accrued expenses and other current liabilities	344,738	351,038
Total current liabilities	587,730	586,897

Long-term debt	1,080,000	1,080,000
Income taxes payable	420,408	416,384
Deferred income taxes	327,957	320,748
Other long-term liabilities	52,419	58,393

Redeemable noncontrolling interests	24,137	42,861

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Common stock	251	251
Class B convertible common stock	16	16
Additional paid-in capital	11,358,763	11,562,567
Accumulated deficit	(14,846)	(32,735)
Accumulated other comprehensive loss	(9,906)	(13,046)
Treasury stock	(9,661,350)	(9,830,317)
Total IAC shareholders’ equity	1,672,928	1,686,736
Noncontrolling interests	1,899	42,665
Total shareholders’ equity	1,674,827	1,729,401
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,167,478	$4,234,684

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IAC CONSOLIDATED STATEMENT OF CASH FLOWS

($ in thousands)

	Six Months Ended June 30,
	2014	2013

Cash flows from operating activities attributable to continuing operations:
Net earnings	$14,628	$109,237
Less: loss from discontinued operations, net of tax	(1,682)	(2,012)
Earnings from continuing operations	16,310	111,249
Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities attributable to continuing operations:
Non-cash compensation expense	26,165	24,483
Depreciation	30,075	31,052
Amortization of intangibles	25,385	32,215
Impairment of long-term investments	64,281	—
Excess tax benefits from stock-based awards	(32,889)	(23,547)
Deferred income taxes	5,849	(6,737)
Equity in losses of unconsolidated affiliates	8,785	1,169
Acquisition-related contingent consideration fair value adjustments	500	5,707
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(5,718)	(9,754)
Other assets	(19,238)	(14,789)
Accounts payable and other current liabilities	(31,242)	23,438
Income taxes payable	29,299	45,529
Deferred revenue	25,851	(203)
Other, net	5,358	8,451
Net cash provided by operating activities attributable to continuing operations	148,771	228,263
Cash flows from investing activities attributable to continuing operations:
Acquisitions, net of cash acquired	(103,637)	(36,913)
Capital expenditures	(26,557)	(47,819)
Proceeds from maturities and sales of marketable debt securities	998	12,502
Purchases of marketable debt securities	(78,380)	—
Proceeds from sales of long-term investments	2,803	310
Purchases of long-term investments	(14,701)	(25,259)
Other, net	(616)	(1,443)
Net cash used in investing activities attributable to continuing operations	(220,090)	(98,622)
Cash flows from financing activities attributable to continuing operations:
Principal payments on long-term debt	—	(15,844)
Purchase of treasury stock	—	(162,660)
Dividends	(40,086)	(38,880)
Issuance of common stock, net of withholding taxes	(13,823)	(868)
Excess tax benefits from stock-based awards	32,889	23,547
Purchase of noncontrolling interest	(30,000)	—
Funds returned from escrow for Meetic tender offer	12,354	—
Acquisition-related contingent consideration payment	(7,373)	—
Other, net	(141)	(3,634)
Net cash used in financing activities attributable to continuing operations	(46,180)	(198,339)
Total cash used in continuing operations	(117,499)	(68,698)
Total cash (used in) provided by discontinued operations	(157)	2,335
Effect of exchange rate changes on cash and cash equivalents	4,538	(4,889)
Net decrease in cash and cash equivalents	(113,118)	(71,252)
Cash and cash equivalents at beginning of period	1,100,444	749,977
Cash and cash equivalents at end of period	$987,326	$678,725

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RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

IAC RECONCILIATION OF OPERATING CASH FLOW FROM CONTINUING OPERATIONS TO FREE CASH FLOW

($ in millions; rounding differences may occur)

	Six Months Ended June 30,
	2014	2013
Net cash provided by operating activities attributable to continuing operations	$148.8	$228.3
Capital expenditures	(26.6)	(47.8)
Tax refunds related to sales of a business and an investment	(0.4)	—
Free Cash Flow	$121.9	$180.4

For the six months ended June 30, 2014, consolidated Free Cash Flow decreased $58.6 million primarily due to lower Adjusted EBITDA and higher interest payments, partially offset by lower capital expenditures.

IAC RECONCILIATION OF GAAP EPS TO ADJUSTED EPS

(in thousands except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net (loss) earnings attributable to IAC shareholders	$(17,996)	$58,290	$17,889	$111,927
Non-cash compensation expense	16,552	11,820	26,165	24,483
Amortization of intangibles	13,406	18,137	25,385	32,215
Acquisition-related contingent consideration fair value adjustments	527	4,249	500	5,707
Gain on sale of VUE interests and related effects	986	1,013	1,954	2,017
Discontinued operations, net of tax	868	1,068	1,682	2,012
Impact of income taxes and noncontrolling interests	(11,161)	(11,702)	(18,768)	(22,748)
Adjusted Net Income	$3,182	$82,875	$54,807	$155,613

GAAP Basic weighted average shares outstanding	83,178	83,609	82,833	83,912
Options and RSUs, treasury method	—	2,954	5,150	3,058
GAAP Diluted weighted average shares outstanding	83,178	86,563	87,983	86,970
Options and RSUs, treasury method not included in diluted shares above	5,579	—	—	—
Impact of RSUs	308	510	295	399
Adjusted EPS weighted average shares outstanding	89,065	87,073	88,278	87,369

Diluted (loss) earnings per share	$(0.22)	$0.67	$0.20	$1.29

Adjusted EPS	$0.04	$0.95	$0.62	$1.78

For Adjusted EPS purposes, the impact of RSUs on shares outstanding is based on the weighted average number of RSUs outstanding, including performance-based RSUs outstanding that the Company believes are probable of vesting.  For GAAP diluted EPS purposes, RSUs, including performance-based RSUs for which the performance criteria have been met, are included on a treasury method basis.

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IAC RECONCILIATION OF SEGMENT NON-GAAP MEASURE TO GAAP MEASURE

($ in millions; rounding differences may occur)

	For the three months ended June 30, 2014
	Adjusted EBITDA	Non-cash compensation expense	Depreciation	Amortization of intangibles	Acquisition-related contingent consideration fair value adjustments	Operating income (loss)
Search & Applications	$91.3	$—	$(5.1)	$(8.4)	$—	$77.8
The Match Group	69.4	(0.2)	(5.6)	(1.7)	(0.7)	61.2
Media	(8.9)	(0.2)	(0.2)	(0.7)	0.2	(9.8)
eCommerce	4.5	—	(1.9)	(2.6)	—	0.0
Corporate	(14.8)	(16.2)	(2.5)	—	—	(33.5)
Total	$141.4	$(16.6)	$(15.3)	$(13.4)	$(0.5)	$95.7

	For the three months ended June 30, 2013
	Adjusted EBITDA	Non-cash compensation expense	Depreciation	Amortization of intangibles	Acquisition-related contingent consideration fair value adjustments	Operating income (loss)
Search & Applications	$102.4	$—	$(6.4)	$(6.7)	$—	$89.3
The Match Group	67.7	(0.4)	(4.8)	(5.1)	(4.2)	53.1
Media	(1.0)	(0.2)	(0.5)	(0.3)	—	(2.0)
eCommerce	4.5	—	(3.0)	(6.1)	—	(4.6)
Corporate	(15.6)	(11.2)	(2.3)	—	—	(29.1)
Total	$157.9	$(11.8)	$(17.0)	$(18.1)	$(4.2)	$106.7

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IAC RECONCILIATION OF SEGMENT NON-GAAP MEASURE TO GAAP MEASURE

($ in millions; rounding differences may occur)

	For the six months ended June 30, 2014
	Adjusted EBITDA	Non-cash compensation expense	Depreciation	Amortization of intangibles	Acquisition-related contingent consideration fair value adjustments	Operating income (loss)
Search & Applications	$173.3	$—	$(9.5)	$(15.7)	$—	$148.1
The Match Group	116.8	(0.2)	(11.4)	(3.5)	(0.7)	101.0
Media	(16.8)	(0.3)	(0.5)	(1.0)	0.2	(18.4)
eCommerce	7.3	—	(3.6)	(5.2)	—	(1.6)
Corporate	(31.2)	(25.7)	(5.0)	—	—	(61.8)
Total	$249.5	$(26.2)	$(30.1)	$(25.4)	$(0.5)	$167.4

	For the six months ended June 30, 2013
	Adjusted EBITDA	Non-cash compensation expense	Depreciation	Amortization of intangibles	Acquisition-related contingent consideration fair value adjustments	Operating income (loss)
Search & Applications	$199.9	$—	$(10.3)	$(13.3)	$—	$176.3
The Match Group	115.6	(0.2)	(9.5)	(9.6)	(5.7)	90.5
Media	(7.2)	(0.4)	(1.0)	(0.5)	—	(9.2)
eCommerce	5.2	—	(5.6)	(8.7)	—	(9.1)
Corporate	(28.8)	(23.9)	(4.6)	—	—	(57.3)
Total	$284.7	$(24.5)	$(31.1)	$(32.2)	$(5.7)	$191.2

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IAC’S PRINCIPLES OF FINANCIAL REPORTING

IAC reports Adjusted EBITDA, Adjusted Net Income, Adjusted EPS and Free Cash Flow, all of which are supplemental measures to GAAP.  These measures are among the primary metrics by which we evaluate the performance of our businesses, on which our internal budgets are based and by which management is compensated.  We believe that investors should have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results.  These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.  IAC endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures.  We encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures, which are included in this release.  Interim results are not necessarily indicative of the results that may be expected for a full year.

Definitions of Non-GAAP Measures

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) is defined as operating income excluding: (1) non-cash compensation expense; (2) depreciation; and (3) acquisition-related items consisting of (i) amortization of intangible assets and goodwill and intangible asset impairments and (ii) gains and losses recognized on changes in the fair value of contingent consideration arrangements. We believe Adjusted EBITDA is a useful measure for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. Moreover, our management uses this measure internally to evaluate the performance of our business as a whole and our individual business segments. The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature, and we believe that by excluding these items, Adjusted EBITDA corresponds more closely to the cash operating income generated from our business, from which capital investments are made and debt is serviced.

Adjusted Net Income generally captures all items on the statement of operations that have been, or ultimately will be, settled in cash and is defined as net earnings attributable to IAC shareholders excluding, net of tax effects and noncontrolling interests, if applicable: (1) non-cash compensation expense, (2) acquisition-related items consisting of (i) amortization of intangibles and goodwill and intangible asset impairments and (ii) gains and losses recognized on changes in the fair value of contingent consideration arrangements, (3) income or loss effects related to IAC’s former passive ownership in VUE, and (4) discontinued operations.  We believe Adjusted Net Income is useful to investors because it represents IAC’s consolidated results as well as other charges that are not allocated to the operating businesses such as interest expense, income taxes and noncontrolling interests, but excluding the effects of any other non-cash expenses.

Adjusted EPS is defined as Adjusted Net Income divided by fully diluted weighted average shares outstanding for Adjusted EPS purposes.  We include dilution from options and warrants in accordance with the treasury stock method and include all restricted stock units (“RSUs”) in shares outstanding for Adjusted EPS, with performance-based RSUs included based on the number of shares that the Company believes are probable of vesting.  This differs from the GAAP method for including RSUs, which are treated on a treasury method, and performance-based RSUs, which are included for GAAP purposes only to the extent the performance criteria have been met (assuming the end of the reporting period is the end of the contingency period).  Shares outstanding for Adjusted EPS purposes are therefore higher than shares outstanding for GAAP EPS purposes.  We believe Adjusted EPS is useful to investors because it represents, on a per share basis, IAC’s consolidated results, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other charges which are not allocated to the operating businesses such as interest expense, income taxes and noncontrolling interests, but excluding the effects of any other non-cash expenses.  Adjusted Net Income and Adjusted EPS have the same limitations as Adjusted EBITDA, and in addition, Adjusted Net Income and Adjusted EPS do not account for IAC’s former passive ownership in VUE.  Therefore, we think it is important to evaluate these measures along with our consolidated statement of operations.

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

Free Cash Flow is defined as net cash provided by operating activities, less capital expenditures.  In addition, Free Cash Flow excludes, if applicable, tax payments and refunds related to the sales of certain businesses and investments, including IAC’s interests in VUE, an internal restructuring and dividends received that represent a return of capital due to the exclusion of the proceeds from these sales and dividends from cash provided by operating activities.  We believe Free Cash Flow is useful to investors because it represents the cash that our operating businesses generate, before taking into account non-operational cash movements.  Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures.  For example, it does not take into account stock repurchases.  Therefore, we think it is important to evaluate Free Cash Flow along with our consolidated statement of cash flows.

Non-Cash Expenses That Are Excluded From Our Non-GAAP Measures

Non-cash compensation expense consists principally of expense associated with the grants, including unvested grants assumed in acquisitions, of stock options, restricted stock units and performance-based RSUs.  These expenses are not paid in cash, and we include the related shares in our fully diluted shares outstanding which, for stock options and restricted stock units are included on a treasury method basis, and for performance-based RSUs are included on a treasury method basis once the performance conditions are met.  We view the true cost of our restricted stock units and performance-based RSUs as the dilution to our share base, and such units are included in our shares outstanding for Adjusted EPS purposes as described above under the definition of Adjusted EPS.  Upon the exercise of certain stock options and vesting of restricted stock units and performance-based RSUs, the awards are settled, at the Company’s discretion, on a net basis, with the Company remitting the required tax-withholding amount from its current funds.

Amortization of intangible assets and goodwill and intangible asset impairments are non-cash expenses relating primarily to acquisitions.  At the time of an acquisition, the identifiable definite-lived intangible assets of the acquired company, such as content, technology, customer lists, advertiser and supplier relationships, are valued and amortized over their estimated lives.  Value is also assigned to acquired indefinite-lived intangible assets, which comprise trade names and trademarks, and goodwill that are not subject to amortization.  An impairment is recorded when the carrying value of an intangible asset or goodwill exceeds its fair value.  While it is likely that we will have significant intangible amortization expense as we continue to acquire companies, we believe that intangible assets represent costs incurred by the acquired company to build value prior to acquisition and the related amortization and impairment charges of intangible assets or goodwill, if applicable, are not ongoing costs of doing business.

Gains and losses recognized on changes in the fair value of contingent consideration arrangements are accounting adjustments to report contingent consideration liabilities at fair value.  These adjustments can be highly variable and are excluded from our assessment of performance because they are considered non-operational in nature and, therefore, are not indicative of current or future performance or ongoing costs of doing business.

Income or loss effects related to IAC’s former passive ownership in VUE are excluded from Adjusted Net Income and Adjusted EPS because IAC had no operating control over VUE, which was sold for a gain in 2005, had no way to forecast this business, and did not consider the results of VUE in evaluating the performance of IAC’s businesses.

Free Cash Flow

We look at Free Cash Flow as a measure of the strength and performance of our businesses, not for valuation purposes.  In our view, applying “multiples” to Free Cash Flow is inappropriate because it is subject to timing, seasonality and one-time events.  We manage our business for cash and we think it is of utmost importance to maximize cash — but our primary valuation metrics are Adjusted EBITDA and Adjusted EPS.

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

OTHER INFORMATION

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release and our conference call, which will be held at 8:30 a.m. Eastern Time on July 30, 2014, may contain “forward -looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  The use of words such as “anticipates,” “estimates,” “expects,” “intends,” “plans” and “believes,” among others, generally identify forward-looking statements.  These forward-looking statements include, among others, statements relating to: IAC’s future financial performance, IAC’s business prospects and strategy, anticipated trends and prospects in the industries in which IAC’s businesses operate and other similar matters.  These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.  Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: changes in senior management at IAC and/or its businesses, changes in our relationship with, or policies implemented by, Google, adverse changes in economic conditions, either generally or in any of the markets in which IAC’s businesses operate, adverse trends in the online advertising industry or the advertising industry generally, our ability to convert visitors to our various websites into users and customers, our ability to offer new or alternative products and services in a cost-effective manner and consumer acceptance of these products and services, operational and financial risks relating to acquisitions, changes in industry standards and technology, our ability to expand successfully into international markets and regulatory changes. Certain of these and other risks and uncertainties are discussed in IAC’s filings with the Securities and Exchange Commission (“SEC”).  Other unknown or unpredictable factors that could also adversely affect IAC’s business, financial condition and results of operations may arise from time to time.  In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate.  Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of IAC management as of the date of this press release.  IAC does not undertake to update these forward-looking statements.

About IAC

IAC (NASDAQ: IACI) is a leading media and Internet company comprised of more than 150 brands and products, including Ask.com, About.com, Match.com, HomeAdvisor and Vimeo.  Focused on the areas of search, applications, online dating, media and eCommerce, IAC’s family of websites is one of the largest in the world, with over a billion monthly visits across more than 100 countries. The Company is headquartered in New York City and has offices worldwide. To view a full list of IAC companies, please visit www.iac.com.

Contact Us

IAC Investor Relations

Mark Schneider / Alexandra Caffrey

(212) 314-7400

IAC Corporate Communications

Isabelle Weisman

(212) 314-7361

IAC

555 West 18th Street, New York, NY 10011 (212) 314-7300 Fax (212) 314-7309 http://iac.com

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